Exhibit 2.4

AMALGAMATION AGREEMENT

AMENDMENT NO. 2

THIS AMALGAMATION AGREEMENT AMENDMENT NO. 2 (this “Amendment”) is made and entered into as of May 26, 2020, by and among Ameri Holdings, Inc., a Delaware corporation (“Parent”), Jay Pharma Merger Sub, Inc., a Canada corporation (“Purchaser”), Jay Pharma Inc., a Canada corporation (“Company”), 1236567 B.C. UNLIMITED LIABILITY COMPANY, a British Columbia unlimited liability corporation (“ExchangeCo”), and Barry Kostiner, not individually but solely in his capacity as the Parent Representative, and amends, in accordance with Section 11.1 of, that certain Amalgamation Agreement (the “Amalgamation Agreement”), dated as of January 10, 2020, by and among Parent, Purchaser, Company, ExchangeCo and Barry Kostiner, not individually but solely in his capacity as the Parent Representative, as amended by that certain Amalgamation Amendment Agreement, dated as of May 4, 2020 (“Amendment No. 1” and, together with the Amalgamation Agreement, the “Agreement”). Capitalized terms used but not defined herein have their respective meanings set forth in the Agreement.

1. Amendments. In accordance with the terms and conditions of the Agreement, the Agreement shall be amended as follows, effective as of the date hereof:

a.	The defined term “Alpha Investment” shall be added and shall read as follows:

““Alpha Investment” has the meaning set forth in Section 2.5(f).”

b.	The defined term “Company Placement Agent Agreement” shall be added and shall read as follows:

““Company Placement Agent Agreement” means that certain Placement Agent and Merger Advisory Agreement, dated as of January 10, 2020, by and between the Company and Palladium Capital Advisors, LLC.”

c.	The definition of “Consideration” shall be deleted and replaced in its entirety by the following:

““Consideration” means (a) the aggregate number shares of ExchangeCo Class A Special Shares or ExchangeCo Class B Special Shares, as the case may be, to be issued in exchange for Company Common Shares, (b) the Resulting Issuer Options to be exchanged for Company Options, and (c) the Resulting Issuer Warrants to be exchanged for Company Warrants, in each case, pursuant to the Amalgamation and as adjusted to reflect the Stock Split and Exchange Ratio.”

d.	The definition of “Consideration Shares” shall be deleted and replaced in its entirety by the following:

““Consideration Shares” means the ExchangeCo Class A Special Shares or the ExchangeCo Class B Special Shares, as the case may be, to be issued in exchange for Company Common Shares pursuant to the Amalgamation.”

e.	The definition of “End Date” shall be deleted and replaced in its entirety by the following:

““End Date” means September 30, 2020.

f.	The definition of “ExchangeCo Exchangeable Shares” shall be deleted and replaced in its entirety by the following:

““ExchangeCo Exchangeable Shares” mean common shares in the capital of ExchangeCo, exchangeable at any time on a one-for-one basis directly for shares of Resulting Issuer Common Stock, which common shares shall have substantially the rights, privileges, restrictions and conditions set out in Appendix I to this Agreement.”

g.	The definition of “ExchangeCo Special Shares” shall be deleted and replaced in its entirety by the following:

““ExchangeCo Special Shares” means, collectively, ExchangeCo Class A Special Shares and ExchangeCo Class B Special Shares.”

h.	The defined term “ExchangeCo Class A Special Shares” shall be added and shall read as follows:

““ExchangeCo Class A Special Shares” mean Class A special shares in the capital of ExchangeCo, all of which shall be exchanged on a one-for-one basis directly for shares of freely-trading Resulting Issuer Common Stock or Resulting Issuer Preferred Stock, as applicable, as more particularly described in Section 2.8(a).”

i.	The defined term “ExchangeCo Class B Special Shares” shall be added and shall read as follows:

““ExchangeCo Class B Special Shares” mean Class B special shares in the capital of ExchangeCo, all of which shall be exchanged on a one-for-one basis directly for ExchangeCo Exchangeable Shares, as more particularly described in Section 2.8(b).”

j.	The definition of “Exchange Ratio” shall be deleted and replaced in its entirety by the following:

““Exchange Ratio” means the following ratio (rounded to four decimal places): the quotient obtained by dividing (a) the Company Merger Shares by (b) the Company Outstanding Shares, in which:

(i)	“Company Allocation Percentage” means eighty-four percent (84%).

(ii)	“Company Merger Shares” means the product determined by multiplying (a) the Post-Closing Parent Shares by (b) the Company Allocation Percentage.

(iii)	“Company Outstanding Shares” means the total number of shares of Company Common Shares outstanding immediately prior to the Effective Time expressed on a fully-diluted basis; provided however, that for purposes of this definition of “Company Outstanding Shares” the Company’s fully diluted share count shall not include (A) any Company Common Shares, Warrants and Pre-Funded Warrants issued to Alpha Capital Anstalt in connection with the Bridge Loan Financing and the Alpha Investment as more fully described in Section 2.5(f) of this Agreement and (B) any Company Common Shares issuable upon the exercise of the warrants to purchase up to 7% of the Company Common Shares to be issued to Palladium Capital Advisors, LLC pursuant to Company Placement Agent Agreement.

(iv)	“Parent Allocation Percentage” means sixteen percent (16%).

(v)	“Parent Outstanding Shares” means the total number of shares of Parent Common Stock outstanding immediately prior to the Effective Time expressed on a fully-diluted basis, including, for the avoidance of doubt, any Parent Common Stock issued in connection with the Parent Financing; provided however, that for purposes of this definition of “Parent Outstanding Shares” Parent’s fully diluted share count shall only take into account two-thirds of the number of shares of Parent Common Stock underlying any outstanding Parent Warrants, but shall include the shares of Parent Common Stock underlying the warrants to purchase up to 646,094 shares of Parent Common Stock pursuant to that certain Common Stock Purchase Warrant, dated as of May 6, 2020, issued by Parent to Alpha Capital.

(vi)	“Post-Closing Parent Shares” means the quotient determined by dividing (a) the Parent Outstanding Shares by (b) the Parent Allocation Percentage.

k.	The definition of “Parent Stockholder Approval Resolution” shall be deleted and replaced in its entirety by the following:

““Parent Stockholder Approval Resolution” means the special resolution of the Parent Stockholders approving the Amalgamation, the issuance of Parent Common Stock on exchange of the Consideration Shares, the issuance of Parent Special Voting Preferred Stock to Eligible Holders in accordance with Section 2.8(c), the issuance of the Series B Warrants, the Parent Charter Amendment and the Resulting Issuer Incentive Stock Plan.”

l.	The definition of “Resulting Issuer Capital Stock” shall be deleted and replaced in its entirety by the following:

““Resulting Issuer Capital Stock” means (a) the shares of Resulting Issuer Common Stock or Resulting Issuer Preferred Stock, as applicable, issuable upon the exchange of ExchangeCo Class A Special Shares and ExchangeCo Exchangeable Shares, (b) the shares of Resulting Issuer Common Stock issuable upon the exercise of Resulting Issuer Options, (c) the shares of Resulting Issuer Common Stock issuable upon the exercise of Resulting Issuer Warrants, (d) the shares of Resulting Issuer Common Stock issuable pursuant to the Resulting Issuer Incentive Stock Plan, (e) the shares of Resulting Issuer Special Voting Stock issuable in accordance with Section 2.8(c), and (f) the shares of Resulting Issuer Common Stock issuable upon the exercise of the Series B Warrants.”

2

m.	The definition of “Series B Warrant Shares” shall be deleted and replaced in its entirety by the following:

““Series B Warrant Shares” means those certain shares of Resulting Issuer Common Stock issuable upon any exercise of the Series B Warrants.”

n.	The definition of “Transaction” shall be deleted and replaced in its entirety by the following:

““Transaction” means, collectively, the Amalgamation and all transactions undertaken by the Parties in connection therewith including, for greater certainty, the exchange of ExchangeCo Class A Special Shares for shares of Resulting Issuer Common Stock or Resulting Issuer Preferred Stock, as applicable, pursuant to Section 2.8(a), the exchange of ExchangeCo Class B Special Shares for ExchangeCo Exchangeable Shares pursuant to Section 2.8(b), and the Parent Legacy Business Disposition.”

o.	Section 2.5(a) of the Agreement shall be deleted and replaced in its entirety by the following:

“each Company Common Share held by a Company Shareholder that is not an Eligible Holder (other than those held by Dissenting Shareholders) shall be converted into the right to receive a number of ExchangeCo Class A Special Shares equal to the Exchange Ratio;”

p.	Section 2.5(b) of the Agreement shall be deleted and replaced in its entirety by the following:

“each Company Common Share held by a Company Shareholder that is an Eligible Holder (other than those held by Dissenting Shareholders) shall be converted into the right to receive a number of ExchangeCo Class B Special Shares equal to the Exchange Ratio”

q.	Section 2.5(f) of the Agreement shall be deleted and replaced in its entirety by the following:

“that certain Secured Promissory Note (the “Note”), issued by the Company in favor of Alpha Capital Anstalt (the “Noteholder”) shall, automatically without further action on the part of Noteholder, be converted into the right to receive ExchangeCo Class A Special Shares which shall have the same rights, including but not limited to anti-dilution and reset rights and maximum beneficial ownership limitations in connection with ExchangeCo Class A Special Shares otherwise deliverable to the Noteholder, and Resulting Issuer Warrants identical to the Resulting Issuer Warrants deliverable to the Noteholder in connection with agreements with the Company with respect to an investment of $3,500,000 in the Company’s Common Shares, Warrants and Pre-Funded Warrants (the “Alpha Investment”) simultaneously with the Closing, which ExchangeCo Class A Special Shares will be further exchanged for non-voting preferred stock of the Resulting Issuer which is convertible into Resulting Issuer Capital Stock as described in this Section 2.5(f) by virtue of Section 2.8 of this Agreement, in a form acceptable to the Noteholder in its absolute discretion (the “Resulting Issuer Preferred Stock”), it being understood that any such exchange of securities held by the Noteholder shall be automatic and that the Noteholder shall not be deemed to exercise “control” within the meaning of Rule 144 of the 1933 Act prior to its receipt of Resulting Issuer Capital Stock. The number of ExchangeCo Class A Special Shares that the Noteholder will receive upon the Closing by virtue of this Section 2.5(f) shall be equal to the number of ExchangeCo Class A Special Shares exchangeable into Resulting Issuer Preferred Stock convertible into Resulting Issuer Capital Stock equal to the product of (i) the Exchange Ratio and (ii) (A) the sum of (1) the amount of the Alpha Investment and (2) the amount of the Bridge Loan Financing, divided by (B) the per share price derived from (1) $40,000,000 divided by (2) the number of shares of Company Common Shares outstanding immediately prior to the Effective Time, but excluding any shares of Company Common Shares issued or issuable (x) pursuant to this Section 2.5(f) or (y) the warrants to purchase up to 7% of the Company Common Shares issued pursuant to the Company Placement Agent Agreement. In any case, for purposes of all calculations of the number shares of Resulting Issuer Preferred Stock issued to Noteholder upon conversion of the Note, the Note shall be deemed to have not less than 180 days of accrued and unpaid interest thereon; and”

3

r.	Section 2.5(i) of the Agreement shall be deleted and replaced in its entirety by the following:

“In addition to all of the Resulting Issuer Capital Stock and other equity outstanding immediately upon the Closing, the Resulting Issuer shall issue to the Noteholder Series B Warrants, in the form annexed hereto as Exhibit D, to acquire the number of shares of Resulting Issuer Common Stock equal to the product of (i) 8,100,000 and (ii) the Exchange Ratio. Upon issuance, the Series B Warrant Shares shall be deemed Resulting Issuer Common Stock granting the holder thereof the same rights and benefits as the holder of the Resulting Issuer Common Stock.”

s.	Section 2.7(b) of the Agreement shall be deleted and replaced in its entirety by the following:

“subject to the treatment of Dissenting Shareholders, certificates or other evidence representing the Company Common Shares, Company Options and Company Warrants shall cease to represent any claim upon or interest in Company other than the right of the holder to receive, pursuant to the terms hereof, ExchangeCo Special Shares, Resulting Issuer Options and Resulting Issuer Warrants, as the case may be, in accordance with Section 2.5; and”

t.	Section 2.7(c) of the Agreement shall be deleted and replaced in its entirety by the following:

“upon the delivery and surrender by the holder thereof to ExchangeCo and the Resulting Issuer of certificates representing, or evidence of ownership on the Company’s share or securities register of, Company Common Shares, Company Options and Company Warrants, which have been exchanged for ExchangeCo Special Shares, Resulting Issuer Options and Resulting Issuer Warrants, respectively, in accordance with the provisions of Section 2.5, ExchangeCo and the Resulting Issuer shall, as soon as practicable following the date of receipt by ExchangeCo and the Resulting Issuer of the certificates referred to above, deliver to each such holder certificates representing the number of ExchangeCo Special Shares the number of Resulting Issuer Options and/or the number of Resulting Issuer Warrants to which such holder is entitled”

4

u.	Section 2.8 of the Agreement shall be deleted and replaced in its entirety by the following:

“2.8 Exchange of ExchangeCo Special Shares; Issuance of Resulting Issuer Shares and ExchangeCo Exchangeable Shares

Immediately following the Effective Time:

(a)	each holder of ExchangeCo Class A Special Shares will, without the need for the taking of any further actions or the execution of any further documents or instruments (other than the Joinder Agreements), transfer and exchange (and be deemed to transfer and exchange) all ExchangeCo Class A Special Shares held by such holder to the Resulting Issuer in exchange for an equal number of freely-trading shares of Resulting Issuer Common Stock or Resulting Issuer Preferred Stock, as applicable, and each holder of ExchangeCo Class A Special Shares will become (and will be deemed to become) a Party to this Agreement solely for the purposes of consenting to and effecting the aforementioned exchange pursuant to the terms of a joinder agreement to be executed and delivered by each holder of ExchangeCo Class A Special Shares to the Resulting Issuer in a form satisfactory to the Parties and Noteholder (the “Joinder Agreements”). Effective as the completion of the aforementioned exchange, the holders of ExchangeCo Class A Special Shares so exchanged will cease to be the holders of such ExchangeCo Class A Special Shares, or to have any rights as a holder thereof other than the right to receive the shares of Resulting Issuer Common Stock or Resulting Issuer Preferred Stock, as applicable, issuable in respect thereof, and legal and beneficial title to each such ExchangeCo Class A Special Share will vest in the Resulting Issuer and the Resulting Issuer will be (and will be deemed to be) the transferee and legal and beneficial owner of each such ExchangeCo Class A Special Share (free and clear of any Liens) and will be entered in the central securities register of ExchangeCo as the sole holder thereof;

(b)	each holder of ExchangeCo Class B Special Shares may, at its election upon delivery of written notice to ExchangeCo and execution and delivery of a Joinder Agreement), transfer and exchange all ExchangeCo Class B Special Shares held by such holder to ExchangeCo in exchange for an equal number of ExchangeCo Exchangeable Shares, and each holder of ExchangeCo Class B Special Shares that makes such election will become (and will be deemed to become) a Party to this Agreement solely for the purposes of consenting to and effecting the aforementioned exchange pursuant to the terms of the Joinder Agreement to be executed and delivered by each holder of ExchangeCo Class B Special Shares (which Joinder Agreement shall be in a form satisfactory to the Parties and the holders of ExchangeCo Class B Special Shares). Effective as the completion of the aforementioned exchange, the holders of ExchangeCo Class B Special Shares so exchanged will cease to be the holders of such ExchangeCo Class B Special Shares, or to have any rights as a holder thereof other than the right to receive the ExchangeCo Exchangeable Shares issuable in respect thereof, and legal and beneficial title to each such ExchangeCo Class B Special Share will vest in ExchangeCo, and ExchangeCo will thereafter immediately cancel each such ExchangeCo Class B Special Share; and

5

(c)	the Resulting Issuer will issue to the Voting Trustee in certificated form, for no additional consideration, one share of Resulting Issuer Special Voting Stock to be held of record by the Voting Trustee as trustee for and on behalf of, and for the use and benefit of, the Eligible Holders in accordance with the terms of the Voting and Exchange Trust Agreement.”

v.	Section 2.13 of the Agreement shall be deleted and replaced in its entirety with the following:

“Section 2.13 Registration of the Resulting Issuer Capital Stock

The shares of Resulting Issuer Capital Stock and any other securities required to be registered under the 1933 Act will be registered under the 1933 Act pursuant to an S-1 Registration Statement, an S-4 Registration Statement, S-3 Registration Statement or a newly filed S-8 Registration Statement. For the avoidance of doubt, all securities of Parent to be issued pursuant this Agreement shall be covered by the S-4 Registration Statement; provided, however, that the Series B Warrants and the Series B Warrant Shares shall be covered by an S-1 Registration Statement (the “S-1 Registration Statement”) or an S-3 Registration Statement (the “S-3 Registration Statement”) to be filed at a later date to be mutually agreed on by the Noteholder and the Resulting Issuer; provided, further, that the resale of Common Shares issuable upon any cash-exercise of the Series A Warrants and cash-exercise of the Series B Warrants will be covered by the S-1 Registration Statement or the S-3 Registration Statement.”

w.	A new Section 2.16 shall be added, which shall read as follows:

“2.16 Letter of Transmittal

Within five (5) Business Days following the receipt of the Amalgamation Resolution and Parent Stockholder Approval, the Company Representative shall deliver to each Company Shareholder a letter of transmittal. The instructions to the letter of transmittal shall direct each Company Shareholder to deliver to the Company Representative a duly completed and validly executed letter of transmittal and surrender such Company Shareholder’s certificates representing such Company Shareholder’s Company Common Shares in accordance with such instructions. Until a letter of transmittal, together with the certificate or certificates representing the Company Common Shares held by such Company Shareholder, is validly delivered by a Company Shareholder, each Company Common Share (other than any shares held by Dissenting Shareholders) held by such Company Common Share immediately prior to the Effective Time shall represent solely the right to receive the portion of the Consideration into which such Company Common Share (other than any shares held by Dissenting Shareholders) shall have been converted pursuant to Section 2.5, without interest.”

x.	Section 7.15(a) of the Agreement shall be deleted and replaced in its entirety by the following:

“(a) As promptly as reasonably practicable following the date of this Agreement, the Parent shall prepare and file with the SEC a proxy statement to be sent to the stockholders of each of the Parent and the Company relating to the meeting of the stockholders, as applicable, and a Registration Statement on Form S-4 (including a prospectus) (including all amendments thereto, “S-4 Registration Statement”) in connection with the issuance of shares of Resulting Issuer Capital Stock and Resulting Issuer Preferred Stock (or a newly filed S-8 Registration Statement, as applicable), of which such proxy statement will form a part (such proxy statement and prospectus constituting a part thereof, the “Proxy Statement/Prospectus”), and each of the Company and the Parent shall, or shall cause their respective Affiliates to, prepare and file with the SEC all other documents to be filed by the Parent with the SEC in connection with the Amalgamation and the other transactions contemplated hereby including the S-1 Registration Statement and S-3 Registration Statement (the “Other Filings”) as required by the 1933 Act or the United States Exchange Act; provided, however, that the Series B Warrants and the Series B Warrant Shares shall not be included on the S-4 Registration Statement but shall be included on an S-1 Registration Statement or S-3 Registration Statement to be filed at a later date to be mutually agreed on by the Noteholder and the Resulting Issuer. For the avoidance of doubt, all shares of Resulting Issuer Preferred Stock held by the Noteholder will be registered on the S-4 Registration Statement; provided, however, that the Series B Warrants and the Series B Warrant Shares will not be included in the S-4 Registration Statement but will be included on an S-1 Registration Statement or S-3 Registration Statement to be filed at a later date to be mutually agreed on by the Noteholder and the Resulting Issuer and the terms of such registration shall be acceptable to the Noteholder. The Parent and the Company shall cooperate with each other in connection with the preparation of the S-4 Registration Statement, the Proxy Statement/Prospectus and any Other Filings. Each Party shall as promptly as reasonably practicable notify the other Party of the receipt of any oral or written comments from the staff of the SEC on the S-4 Registration Statement or any Other Filing. The Parent and the Company shall also use their reasonable commercially reasonable efforts to satisfy prior to the effective date of the S-4 Registration Statement all applicable Securities Laws or “blue sky” notice requirements in connection with the Amalgamation and to consummate the other transactions contemplated hereby.”

y.	Section 8.1(h) of the Agreement shall be deleted and replaced in its entirety and replaced by the following:

“(h) Registration Statement. The S-4 Registration Statement shall have become effective under the 1933 Act and shall not be the subject of any stop order.”

z.	Section 5 of Amendment No. 1 shall be deleted and replaced in its entirety by the following:

“The Series B Warrants and Series B Warrant Shares will not be included in the NASDAQ Listing Application set forth in Section 3.1 of the Amalgamation Agreement, but will be included on a separate listing application upon their registration pursuant to an S-1 or S-3 Registration Statement to be filed at a later date to be mutually agreed on by the Noteholder and the Resulting Issuer.”

aa.	Appendix I to the Agreement shall be deleted and replaced in its entirety by Appendix A attached hereto.

2. Effect of Amendment. Except as specifically set forth in this Amendment, all of the terms, provisions, representations, warranties, covenants and conditions contained in the Agreement shall remain unmodified and unwaived by the terms of this Amendment, and shall remain in full force and effect in accordance with their respective terms, and are hereby ratified, approved and confirmed in all respects. This Amendment shall not constitute any party’s consent or indicate its willingness to consent to any other amendment, modification or waiver of the Agreement, the schedules thereto or any instruments or agreements referred to herein or therein. This Amendment is supplemental to the Agreement and does, and shall be deemed to, form a part of, and shall be construed in connection with and as a part of, the Agreement for any and all purposes.

3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Facsimile or pdf copies of original signatures shall be as effective as originals.

[Signature Pages Follow]

6

IN WITNESS WHEREOF the Parties have executed this Amalgamation Agreement as of the date first written above.

PARENT:

AMERI HOLDINGS, INC.

By:
Authorized Signing Officer
Print Name:	Barry Kostiner

PURCHASER:

JAY PHARMA MERGER SUB, INC.

By:
Authorized Signing Officer
Print Name:	Barry Kostiner

COMPANY:

JAY PHARMA INC.

By:
Authorized Signing Officer
Print Name:	Hank Cohn

EXCHANGECO:

1236567 B.C. UNLIMITED LIABILITY COMPANY

By:
Authorized Signing Officer
Print Name:	Barry Kostiner

PARENT REPRESENTATIVE:

BARRY KOSTINER

[Signature Page to Amalgamation Agreement Amendment No. 2]

Appendix A

ExchangeCo Exchangeable Share Provisions

[See attached]